CURRICULUM VITAE

Name:                         THOMAS JOSEPH SLAGA, PH.D.
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Title and Affiliation:

 Primary appointment:         Scientific Director
                              Chair, Center for Cancer Causation & Prevention
                              AMC Cancer Research Center
                              Denver, CO

 Joint/adjunct appointments:  Interim Deputy Director
                              Comprehensive Cancer Research Center
                              University of Colorado Health Sciences Center Denver, CO

                              Member
                              Comprehensive Cancer Research Center
                              University of Colorado Health Sciences Center Denver, Colorado

                              Member
                              Department of Biochemistry and Molecular Biology University of Colorado Health Sciences Center Denver, Colorado

Birth Date and Place:         December 15, 1941          Smithfield, OH
---------------------

Citizenship:                  U.S.A.
------------

Home Address:                 766 Chimney Creek Drive
-------------
                              Golden, CO 80401-5706    Telephone: (303)526-4321

Office Address:               AMC Cancer Research Center
                              1600 Pierce Street
                              Lakewood, CO  80214      Telephone:(303) 239-3313
                              E-mail: slagat@amc.org   Fax:      (303) 239-3400

Licensures/Boards:            None

Education:                    The University of Arkansas Medical Center
----------
                              Little Rock, AR - Ph.D.
                              1969, Physiology/Biophysics

                              The College of Steubenville
                              Steubenville, OH - B.A.
                              1964, Biology/Chemistry

Postgraduate Training:        Postdoctoral Fellow
                              McArdle Laboratory for Cancer Research
                              University of Wisconsin
                              Madison, WI
                              Nov. 1968 - Sept. 1971

Military/Government Service:  None

Academic and
 Professional Appointments:

 July 1998 - Dec. 1999        Executive Vice President for Research
                              AMC Cancer Research Center
                              Denver, CO

 Jan. 1987 - Aug. 1997        Joint Appointment
                              Department of Home Economics
                              Division of Nutrition & Food
                              University of Texas


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 Sept. 1986 - Aug. 1997       Adjunct Professor
                              College of Pharmacy
                              University of Texas
                              Austin, TX

 Sept. 1983 - Aug. 1997       Member of the Graduate Faculty
                              Graduate School of Biomedical Sciences
                              The University of Texa
                              Health Science Center at Houston
                              Houston, TX

 Oct. 1983 - Aug. 1997        Visiting Member of the Graduate Faculty
                              Texas A & M University
                              Department of Veterinary Physiology & Pharmacology
                              College Station, TX

 Jan. 1983 - Aug. 1997        Director
                              University of Texas M.D. Anderson Cancer Center
                              Science Park - Research Division
                              Smithville, TX

 Sept. 1982 - Aug. 1997       Professor of Carcinogenesis
                              University of Texas M.D. Anderson Cancer Center
                              Science Park - Research Division
                              Smithville, TX

 Sept. 1984 - 1988            Ruth and Walter Gage Sterling Professorship
                              Houston, TX

 Sept. 1988 - Aug. 1997       Olga Keith Weiss Chair
                              Houston, TX

 Feb. 1979 - Sept. 1982       Group Leader and Senior Staff II
                              Biology Division
                              Oak Ridge National Laboratory
                              Oak Ridge, TN

 Feb. 1976 - Jan. 1979        Group Leader and Research Staff Member II
                              Skin Carcinogenesis and Tumor Promotion
                              Cancer and Toxicology Program, Biology Division
                              Oak Ridge National Laboratory
                              Oak Ridge, TN  37830

 March 1976 - Sept. 1982      Lecturer
                              University of Tennessee, Oak Ridge Graduate
                              School of Biomedical Sciences
                              Oak Ridge, TN

 Jan. 1975 - April 1975       Visiting Staff
                              National Cancer Institute, NIH
                              Bethesda, MD

 Dec. 1974 - June 1976        Assistant Professor
                              Department of Pharmacology
                              University of Washington Medical School
                              Seattle, WA

 March 1973 - June 1976       Assistant Member
                              Fred Hutchinson Cancer Research Center
                              Seattle, WA

 Sept. 1971 - March 1973      Research Investigator
                              Department of Chemical Carcinogenesis
                              Pacific Northwest Research Foundation
                              Seattle, WA


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HENRY WEI


GERON CORPORATION, Menlo Park, CA.
2000-July 2002
Senior Scientist
(Geron will focus on later-stage drug development.)

Identified genes and markers for human embryonic stem cell differentiation.

Analyzed gene expression in many different human tissues and cells by Taqman (ABI 7700) and microarray.

DUPONT, Newark, DE.
1999-2000
Section Research Biologist

Analyzed gene expression by different methods.

Established high throughput full-length cDNA cloning.

                   CADUS PHARMACEUTICAL CORP., Tarrytown, NY.
                                    1998-1999
                               Research Scientist
     (Cadus Filed bankruptcy in 1999 after losing a very critical lawsuit.)

    Identified 46 novel GPCRs by genomic and EST database mining. Cloned 15 full-length GPCRs by GeneTrapper, library pooling, RACE and PCR.

       Developed cell-based assays for high throughput screening (HTS) of compounds for GPCRs.

                           BIOGEN INC., Cambridge, MA.
                                    1994-1998
                                    Scientist

 Cloned RET co-receptors for GDNF by cell-based expression cloning in mammalian cell culture with Ret-IgG and secondary Anti-IgG-AP fusion proteins.

Cloned and characterized 190 genes up-regulated in a kidney disease model by two cDNA subtraction methods. Isolated 96 novel full-length cDNA clones.

               YALE UNIVERSITY SCHOOL OF MEDICINE, New Haven, CT.
                                    1991-1994
                   Postdoctoral Associate, Dept. of Genetics.

 Cloned and analyzed over 30 novel genes in over one megabase (Mb) of the human
                MHC Class I region by the cDNA selection method.

                       Characterized the gene expression.

          UNIVERSITY OF MINNESOTA SCHOOL OF MEDICINE, Minneapolis, MN.
                                    1987-1991
                Research Assistant, Institute of Human Genetics.

 Identified differential expression patterns of HLA-E, HLA-F and HLA-G genes in human tissues by RNase protection assay, In Situ hybridization, and Northern.

  Concluded that HLA-G gene expression is restricted to extraembryonic tissue, distinct from any other class I genes, and HLA-G gene expression is regulated by changes of chromatin structure.


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                                CURRICULUM VITAE

NAME:                         Antonino (Tony) Milici, M.D., Ph.D.

CITIZENSHIP:                  USA

PRESENT TITLE
AND AFFILIATION:              Chairman of the Board, President & CEO
                              GeneThera, Inc.
                              Nasdaq Symbol:GTHA
                              3930 Youngfield Street.
                              WheatRidge, Colorado 80033


OFFICE ADDRESS:               GeneThera, Inc.
                              3930 Youngfield Street.
                              WheatRidge,Colorado 80033

OFFICE TELEPHONE:             (303) 463-6371 Ex 202
FAX:                          (303) 463-6377
EMAIL:                        tmilici@genethera.net
                              genethera@uswest.net
EDUCATION:

1983                          Ph.D.   (Experimental Hematology)
                              University of Rome/Stanford University California Rome, Italy/Stanford, California

1979                          M.D.  (Medicine and Surgery)
                              University of Rome
                              Rome, Italy

1973                          B.S. (Classic Literature/Art/Philosophy/Science)
                              Classic Lyceum
                              Rome, Italy


SPECIALTY:                    Molecular Biology/Biotechnology/Molecular
                              Medicine/Gene Therapy/Molecular
                              Oncology/Molecular Diagnostics

POSTGRADUATE TRAINING:

1984-1987                     Fellow, Department of Clinical Immunology
                              University of Texas M.D. Anderson Cancer Center
                              Houston, Texas 77030

1983-1984                     Postdoctoral Fellow, NCI Training Program
                              Science Park Research Division
                              University of Texas M.D. Anderson Cancer Center
                              Smithville, Texas  78957


1982-1983                     Postdoctoral Fellow
                              Cancer Biology Research Laboratory
                              E. Naumann Research Foundation
                              Stanford University
                              Stanford Medical Center
                              Stanford, California

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1981-1982                     Medical Staff Supervisor
                              Euromedica Medical Center
                              Rome, Italy

1981                          Visiting Fellow
                              Laboratory of Cellular Immunology
                              and Biochemistry
                              University of Rome
                              Rome, Italy

1976-1979                     Medical Student and Research Assistant
                              "In Vitro Cultures and Characterization of Human
                              Leukemic Cells" Program
                              Laboratory of Tissue Culture
                              Department of Hematology
                              University of Rome
                              Rome, Italy